UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 3, 2005

SLS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-43770	52-2258371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3119 South Scenic, Springfield, Missouri 65807

(Address of Principal Executive Office) (Zip Code)

417/883-4549

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

(a)

On December 8, 2004, SLS International, Inc. and The Shemano Group, Inc. executed a Finder’s Agreement, dated as of November 30, 2004. Pursuant to the agreement, SLS engaged The Shemano Group as a non-exclusive finder for sales of securities in a private placement, and agreed to pay cash compensation equal to 6% of the gross offering funds received plus warrants to purchase 40,000 shares of the common stock of SLS for each $1 million received by SLS. The foregoing summary description of the agreement is qualified in its entirety by reference to the terms of the agreement, which is filed as an exhibit hereto.

(b)

On May 19, 2003, SLS entered into an option agreement with Beth Broday, providing the holder with the right to purchase up to 100,000 shares of common stock at an exercise price of $0.25 per share for five years. This option agreement had previously been disclosed in SLS’s filings. In connection with the private placement discussed in Item 3.02 below, SLS discovered that the agreement had not been filed previously, and is filing the agreement herewith. The foregoing summary description of the agreement is qualified in its entirety by reference to the terms of the agreement, which is filed as an exhibit hereto.

(c)

In 2001 – 2003, SLS sold shares of its Convertible Preferred Stock, which is sometimes reflected in SLS’s financial statements as its Series A Preferred Stock. In connection with the private placement discussed in Item 3.02 below, SLS discovered that it had not filed a certificate of designations with the State of Delaware with respect to such shares. The certificate of designations has now been filed with the State of Delaware and is filed as an exhibit hereto. The delay in filing the certificate of designations may have resulted in the shares of Convertible Preferred Stock not being validly issued. SLS will make an assessment of the effects of the delay and determine what actions it will take, if any, to remedy the effects of the delay. Through the date of this Current Report on Form 8-K, SLS had issued 1,891,473 shares of the Convertible Preferred Stock, all of which were issued prior to the filing of the certificate of designations and 350,873 of which remain outstanding. All other shares have converted to common stock on a 10-to-1 basis, at a conversion price of $0.25 per share.

Section 3 - Securities and Trading Markets

Item 3.02.   Unregistered Sales of Equity Securities.

On January 4, 2005, SLS completed a private placement of its newly designated Series C Convertible Preferred Stock for an aggregate purchase price of $15 million. The investors also received five-year warrants to purchase an aggregate of six million shares of common stock at an exercise price of $6.00 per share, subject to certain adjustments. The securities were purchased by BayStar Capital II, L.P. and three other institutional investors.

The preferred stock is initially convertible, at the holder’s option, into an aggregate of six million shares of common stock, at a conversion price of $2.50 per share, subject to certain adjustments, and accrues a 6% premium to the stated value of the shares of preferred stock, which would be convertible into additional shares of common stock. SLS may redeem the warrants (or require the holder to exercise them) and may require holders to convert the preferred stock to common stock if certain conditions are met.

Proceeds from the financing are expected to be used to exercise a purchase option on SLS’s new production facility and headquarters for $3.5 million and, at the time that SLS enters into any agreements with one or more leading national retailers, to help SLS prepare for the launch of its products with such retailers. In connection with this launch, SLS would expect to invest in the expansion of its production facility, inventory, marketing and introduction of new products. Currently, the new production facility and headquarters is partially owned by SLS’s chief executive officer.

The preferred stock and the warrants, and the common stock into which such securities are convertible or exercisable, have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption. SLS has agreed to file a registration statement covering resales of the common stock issuable upon conversion of the preferred stock and exercise of the warrants, and SLS is subject to penalties if the registration statement is not effective within 120 days, subject to certain exceptions.

The Shemano Group acted as placement agent in connection with the private placement and will receive (i) a cash fee equal to 6% of the gross proceeds received by SLS and (ii) warrants exercisable into approximately 600,000 shares of SLS’s common stock at $2.50 per share.

All of the foregoing sales and issuances of securities were made in reliance on Section 4(2) of the Securities Act of 1933, as amended.

The foregoing summary description of the private placement is qualified in its entirety by reference to the terms of the applicable agreements and the certificate of designations for the Series C Convertible Preferred Stock, all of which are filed as exhibits hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description

3.1	Certificate of Designations, Convertible Preferred Stock
3.2	Certificate of Designations, Series C Preferred Stock
10.1	Non-Exclusive Finder’s Agreement, dated December 8, 2004, between SLS International, Inc. and The Shemano Group, Inc.
10.2	Option Agreement, dated as of May 19, 2003, between SLS International, Inc. and Beth Broday
10.3	Securities Purchase Agreement, dated January 3, 2005, among SLS International, Inc., Baystar Capital II, L.P., PSO Trading IV, LLC, HFTP Investment L.L.C., and Royal Bank of Canada
10.4	Registration Rights Agreement, dated January 3, 2005, among SLS International, Inc., Baystar Capital II, L.P., PSO Trading IV, LLC, HFTP Investment L.L.C., and Royal Bank of Canada
10.5	Warrant, dated January 4, 2005, issued to Baystar Capital II, L.P.
10.6	Warrant, dated January 4, 2005, issued to PSO Trading IV, LLC
10.7	Warrant, dated January 4, 2005, issued to HFTP Investment L.L.C.
10.8	Warrant, dated January 4, 2005, issued to Royal Bank of Canada

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

SLS INTERNATIONAL, INC.

Dated: January 5, 2005	By:	/s/ JOHN M. GOTT
John M. Gott President and Chief Executive Officer

SLS INTERNATIONAL, INC.

Current Report on Form 8-K

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designations, Convertible Preferred Stock
3.2	Certificate of Designations, Series C Preferred Stock
10.1	Non-Exclusive Finder’s Agreement, dated December 8, 2004, between SLS International, Inc. and The Shemano Group, Inc.
10.2	Option Agreement, dated as of May 19, 2003, between SLS International, Inc. and Beth Broday
10.3	Securities Purchase Agreement, dated January 3, 2005, among SLS International, Inc., Baystar Capital II, L.P., PSO Trading IV, LLC, HFTP Investment L.L.C., and Royal Bank of Canada
10.4	Registration Rights Agreement, dated January 3, 2005, among SLS International, Inc., Baystar Capital II, L.P., PSO Trading IV, LLC, HFTP Investment L.L.C., and Royal Bank of Canada
10.5	Warrant, dated January 4, 2005, issued to Baystar Capital II, L.P.
10.6	Warrant, dated January 4, 2005, issued to PSO Trading IV, LLC
10.7	Warrant, dated January 4, 2005, issued to HFTP Investment L.L.C.
10.8	Warrant, dated January 4, 2005, issued to Royal Bank of Canada